EXHIBIT 99.2

Explanation of Responses:

(1) Held by BA Venture Partners II, with which the Reporting Persons have an employment relationship. The Reporting Persons disclaim beneficial ownership of such securities.

(2) Each share of Series C-2 Convertible Preferred Stock automatically converted into approximately 0.1838 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(3) Each share of Series D-2 Convertible Preferred Stock automatically converted into approximately 0.1946 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(4) Each share of Series E-2 Convertible Preferred Stock automatically converted into approximately 0.1971 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(5) Each share of Series F-2 Convertible Preferred Stock automatically converted into approximately 0.2056 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(6) Each share of Series I-2 Convertible Preferred Stock automatically converted into approximately 0.5615 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(7) Each share of Series J-2 Convertible Preferred Stock automatically converted into approximately 0.1667 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(8) Each share of Series J-3 Convertible Preferred Stock automatically converted into approximately 0.3333 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(9) The conversion price for the conversion of 10% Secured Convertible Promissory Notes into shares of Series J-2 Convertible Preferred Stock was $1.41. Each share of Series J-2 Convertible Preferred Stock automatically converted into approximately 0.1667 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(10) The 10% Secured Convertible Promissory Notes are convertible into shares of common stock anytime prior to the maturity date, June 30, 2004. These securities automatically converted into shares of Acusphere's Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003

(11) The exercise price of the warrants was $1.41. Each share of Series J-2 Convertible Preferred Stock was automatically converted into approximately 0.1667 shares of Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003. The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to changes in rounding due to the aggregation of fractional shares.

(12) These securities are preferred stock of Acusphere and do not have an expiration date. These securities automatically converted into shares of Acusphere's Common Stock upon the consummation of Acusphere's initial public offering on October 14, 2003.